Exhibit 99.1

Investor/Media Contact:

Mark Francois

Senior Director, Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

mfrancois@AlphatecSpine.com

ALPHATEC SPINE ANNOUNCES FIRST QUARTER 2013

REVENUE AND FINANCIAL RESULTS

CARLSBAD, CA, April 30, 2013 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., announced today financial results for the first quarter of fiscal year 2013, ended March 31, 2013.

“I am pleased to report strong results for Alphatec Spine’s first quarter 2013. We are off to a great start to the new year,” said Les Cross, Chairman and CEO of Alphatec Spine. “It is clear that the investments we made into Alphatec’s leadership, innovation, operations and business development activities in 2012 are paying dividends.

“Revenue growth of more than 4% over the first quarter of last year, or more than 6% on a constant currency basis, was above market, and we achieved this excellent result in spite of ongoing spine market challenges.

“Our U.S. business grew almost 2% over the first quarter of 2012, driven by the Company’s acquisition of Phygen.

“Our international business grew 9% over the first quarter of 2012, or approximately 16% on a constant currency basis. Our subsidiary in Japan continues to perform very well, but in the first quarter, its growth was significantly impacted by the weakness of the Japanese Yen versus the U.S. Dollar.

“We remain excited about our new product pipeline this year. Our Pegasus™ anchored, anterior cervical interbody device, which offers single-step deployment of the anchor without the need for impaction, has been received well by surgeons and the cases that have been performed thus far have gone well.

“Likewise, the initial cases for our recently approved Alphatec Solus® anterior lumbar interbody fusion device, which provides four points of fixation from a single deployment step, have gone very well and interest in the marketplace for this product is growing.

“We are also excited about our newest minimally invasive surgery systems (MIS), including our ILLICO® Multi-Level System, which expands a surgeon’s opportunity to address longer constructs by leveraging the strength of Alphatec’s ILLICO MIS system.

“On the operations side of our business, we continue to progress with our lean-practice implementation to streamline processes that should drive further cost reductions in our manufacturing, supply chain and inventory systems, strengthening margins and reducing working capital.

“Finally, I would like to thank all Alphatec Spine employees who working hard to make Alphatec Spine a world class company.”

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First Quarter 2013 Financial Results

Consolidated net revenues for the first quarter of 2013 were $50.4 million, representing growth of approximately 4.1 percent compared to $48.5 million reported for the first quarter of 2012. Excluding the effect of foreign currency conversion, net revenues increased 6.4 percent during the quarter.

U.S. net revenues for the first quarter of 2013 were $33.1 million, representing growth of 1.5 percent, compared to $32.6 million reported for U.S. net revenues in the first quarter of 2012. U.S. net revenues were driven by the Company’s acquisition of Phygen, which contributed $2.0 million in revenue.

International net revenues for the first quarter of 2013 were $17.4 million, representing growth of 9.3 percent compared to $15.9 million reported for the first quarter of 2012. Excluding the effect of foreign currency conversion, net revenues increased 16.4 percent.

Gross profit and gross margin for the first quarter of 2013 were $32.7 million and 64.9 percent, respectively, compared to $31.8 million and 65.7 percent, respectively, for the first quarter of 2012. Gross margin in the first quarter of 2013 was negatively impacted by increased pricing pressures in the U.S. spine market and product mix from lower-margin international revenues. Additionally, gross margin in the first quarter of 2013 was impacted by the Cross Medical settlement, which continues to reduce quarterly gross profit by approximately $1.0 million per quarter for the amortization of a licensed intangible asset. This represents approximately 200 basis points of margin in the first quarter of 2013.

Total operating expenses for the first quarter of 2013 were $34.1 million, or 67.6 percent of revenues, reflecting an increase of approximately $2.2 million, compared to the first quarter of 2012. Operating expenses for the first quarter of 2013 included higher legal expenses associated with current litigation matters of $1.3 million, Phygen-related expenses of $1.2 million, which were not in the prior year period and approximately $0.6 million attributable to the new medical device excise tax.

GAAP Net loss for the first quarter of 2013 was $2.6 million or ($0.03) per share (basic and diluted), compared to a net loss of $1.3 million, or ($0.01) per share (basic and diluted) for the first quarter of 2012.

Adjusted EBITDA in the first quarter of 2013 was $6.1 million, or 12.1 percent of revenues, compared to $6.2 million, or 12.8 percent of revenues reported for the first quarter of 2012. Adjusted EBITDA was reduced by $0.6 million related to the new medical device excise tax. Adjusted EBITDA represents net income or loss excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, and other non-recurring items, such as restructuring expenses, IPR&D and transaction-related expenses.

Cash and cash equivalents were $19.3 million at March 31, 2013, compared to $22.2 million reported at December 31, 2012.

2013 Financial Guidance

The Company expects revenue for 2013 to be in a range between $204 million and $210 million on a constant currency basis, or approximately 4% to 7% growth over 2012. The significant devaluation of the Japanese Yen impacted Alphatec Spine’s first quarter revenue by over $1 million, and with the expectation that the Japanese Yen’s exchange rate will not substantially improve in 2013, the aggregate revenue impact to the remainder of 2013 could potentially be as high as $4 million. The Company expects Adjusted EBITDA for 2013 to be in a range of $24 million to $27 million, or approximately 21% to 36% growth over 2012, representing approximately 12% and 13% of expected revenue. As previously stated, this guidance assumes only modest contributions for PureGen, all of which were realized in the first quarter of 2013.

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Conference Call Information

Alphatec Spine has scheduled a conference call for today, April 30, 2013, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its first quarter 2013 financial results. The conference call ID is 35408826 and the dial-in number is (877) 556-5251. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a medical device company that designs, develops, manufactures and markets physician-inspired products and solutions for the treatment of spinal disorders associated with trauma, congenital deformities, disease and degeneration. The Company’s mission is to combine innovative surgical solutions with world-class customer service to improve outcomes and patient quality of life. The Company and its affiliates market products in the U.S. and in over 50 countries internationally via a direct sales force and independent distributors. Additional information can be found at www.alphatecspine.com.

Non-GAAP Information

Non-GAAP earnings and earnings per share included in this press release are non-GAAP (generally accepted accounting principles) financial measures that represents net income (loss) excluding the effects of amortization and other non-recurring or expense items, such as loss on extinguishment of debt, restructuring expenses and transaction-related expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings and earnings per share, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as severance expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP. Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on

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management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include references to Alphatec Spine’s 2013 revenue, adjusted EBITDA, and free cash flow projections; the success of the Company’s initiatives from 2012 and 2013 to drive global sales growth, increase margins and increase operating efficiencies, the ability to achieve surgeon conversions in connection with the Phygen acquisition and reductions in the Company’s manufacturing costs and operating expenses. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to; the success of the integration and revenue increases due to the Phygen acquisition and realize the benefits of such transaction; the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; uncertainties regarding the regulatory status of the Company’s PureGen product, and the ability to keep such product on the market; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including the products discussed in this press release; failure to successfully implement streamlining activities to create anticipated savings; failure to successfully begin in-house manufacturing of certain products; failure to obtain FDA clearance or approval for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process; Alphatec Spine’s ability to develop and expand its U.S. and/or global revenues; continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; Alphatec Spine’s ability to compete with other competing products and with emerging new technologies; product liability exposure; failure to meet all financial obligations in the Cross Medical settlement or its credit agreement; patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2012, filed on March 5, 2013 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$19,293	$22,241
Accounts receivable, net	40,711	41,012
Inventories, net	50,457	49,855
Prepaid expenses and other current assets	5,753	5,953
Deferred income tax assets	2,964	2,991

Total current assets	119,178	122,052

Property and equipment, net	31,310	30,403
Goodwill	175,669	180,838
Intangibles, net	46,227	46,856
Other assets	1,815	1,978

Total assets	$374,199	$382,127

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,516	$15,237
Accrued expenses	34,397	38,490
Deferred revenue	1,313	1,361
Current portion of long-term debt	1,277	1,700

Total current liabilities	55,503	56,788

Total long term liabilities	55,230	55,920
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	239,863	245,816

Total liabilities and stockholders’ equity	$374,199	$382,127

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended March 31,
	2013	2012

Revenues	$50,443	$48,461
Cost of revenues	17,270	16,263
Amortization of acquired intangible assets	431	379

Total cost of revenues	17,701	16,642

Gross profit	32,742	31,819

Operating expenses:
Research and development	3,682	4,010
Sales and marketing	18,495	18,536
General and administrative	11,130	8,825
Amortization of acquired intangible assets	793	574

Total operating expenses	34,100	31,945

Operating loss	(1,358)	(126)
Interest and other expense, net	(1,343)	(928)

Loss from continuing operations before taxes	(2,701)	(1,054)
Income tax (benefit) provision	(52)	207

Net loss	$(2,649)	$(1,261)

Net loss per common share:
Basic and diluted net loss per share	$(0.03)	$(0.01)

Weighted-average shares - basic and diluted	95,826	88,938

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended
	March 31,
	2013	2012

Operating loss, as reported	$(1,358)	$(126)
Add back:
Depreciation	3,521	3,456
Amortization of intangible assets	1,514	1,394
Amortization of acquired intangible assets	1,224	953

Total EBITDA	4,901	5,677

Add back significant items:
Stock-based compensation	1,184	547

EBITDA, as adjusted for significant items	$6,085	$6,224

Net loss, as reported	$(2,649)	$(1,261)
Add back:
Amortization of acquired intangible assets	1,224	953
Amortization of intangible assets	1,514	1,394

Net loss, as adjusted for significant items	$89	$1,086

Net loss per common share - basic and diluted	$(0.03)	$(0.01)
Add back:
Amortization of acquired intangible assets	0.01	0.01
Amortization of intangible assets	0.02	0.02

Net loss per common share - basic and diluted, as adjusted for significant items	$0.00	$0.01

Weighted-average shares - basic and diluted	95,826	88,938

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ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended			% Change
	March 31,			Foreign	% Foreign
	2013	2012	% Change	Currency	Currency

Revenues by geographic segment
U.S.	$33,062	$32,561	1.5%	1.5%	0.0%
International	17,381	15,900	9.3%	16.4%	–7.1%

Total revenues	$50,443	$48,461	4.1%	6.4%	–2.3%

Gross profit by geographic segment
U.S.	$23,051	$22,847
International	9,691	8,972

Total gross profit	$32,742	$31,819

Gross profit margin by geographic segment
U.S.	69.7%	70.2%
International	55.8%	56.4%

Total gross profit margin	64.9%	65.7%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2013 revenues due to the change in foreign exchange rates for the periods presented.

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